EX-99.(g)(72)

Goldman Sachs Asset Management, L.P. | 200 West Street | New York, NY 10282-2198

June 17, 2020

State Street Bank and Trust Company

Attn: Geoffrey Brainard

Channel Center

One Iron St

Boston, MA 02110

Re:	Goldman Sachs Clean Energy Income Fund and Goldman Sachs Defensive Equity Fund: Additional Funds to Custodian Contract

Ladies and Gentlemen:

Reference is hereby made to the Custodian Contract dated as of July 15, 1991 by and among Goldman Sachs Trust, Goldman Sachs Trust II, Goldman Sachs MLP Income Opportunities Fund, Goldman Sachs MLP and Energy Renaissance Fund, Cayman Commodity-TTIF, Ltd., Cayman Commodity-MMA, Ltd., Cayman Commodity-MMA II, Ltd., Cayman Commodity-MMA III, Ltd., Cayman Commodity-MMA IV, Ltd., and Cayman Commodity-MMA V, Ltd., (collectively, the “GS Parties”), and State Street Bank and Trust Company (“State Street”), as amended, modified and supplemented from time to time (the “Custodian Contract”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

This is to advise you that Goldman Sachs Trust has established two (2) new series to be known as (i) Goldman Sachs Clean Energy Income Fund and (ii) Goldman Sachs Defensive Equity Fund (each, a “Fund”). The GS Parties hereby request that each Fund be added to the Custodian Contract and that, accordingly, you act as Custodian of each Fund under the terms thereof.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one and retaining one copy for your records.

Sincerely,

GOLDMAN SACHS TRUST

By:	/s/ Joseph DiMaria
Name:	Joseph DiMaria
Title:	Treasurer, Principal Financial Officer and Principal Accounting Officer

Goldman Sachs Asset Management, L.P. | 200 West Street | New York, NY 10282-2198

GOLDMAN SACHS TRUST II

By:	/s/ Joseph DiMaria
Name:	Joseph DiMaria
Title:	Treasurer, Principal Financial Officer and Principal Accounting Officer

GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND

By:	/s/ Joseph DiMaria
Name:	Joseph DiMaria
Title:	Treasurer, Principal Financial Officer and Principal Accounting Officer

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND

By:	/s/ Joseph DiMaria
Name:	Joseph DiMaria
Title:	Treasurer, Principal Financial Officer and Principal Accounting Officer

CAYMAN COMMODITY-TTIF, LTD.

By:	/s/ Chris Bradford
Name:	Chris Bradford
Title:	Director

Goldman Sachs Asset Management, L.P. | 200 West Street | New York, NY 10282-2198

CAYMAN COMMODITY-MMA, LTD.

By:	/s/ Chris Bradford
Name:	Chris Bradford
Title:	Director

CAYMAN COMMODITY-MMA II, LTD.

By:	/s/ Chris Bradford
Name:	Chris Bradford
Title:	Director

CAYMAN COMMODITY-MMA III, LTD.

By:	/s/ Chris Bradford
Name:	Chris Bradford
Title:	Director

CAYMAN COMMODITY-MMA IV, LTD.

By:	/s/ Chris Bradford
Name:	Chris Bradford
Title:	Director

Goldman Sachs Asset Management, L.P. | 200 West Street | New York, NY 10282-2198

CAYMAN COMMODITY-MMA V, LTD.

By:	/s/ Chris Bradford
Name:	Chris Bradford
Title:	Director

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President
Effective date: June 17, 2020

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